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EXHIBIT 21.1

Subsidiaries of Yahoo! Inc.

Name	Jurisdiction	Percent Ownership If Less Than 100%

Yahoo! UK Limited	UK	70%
Yahoo! Holdings Limited	UK
Yahoo! Europe Limited	UK
Yahoo! France SAS	France	70%
Yahoo! Italia SRL	Italy
Yahoo! Deutschland GmbH	Germany	70%
E-com Management NV	Netherland Antilles
Yahoo! Danmark ApS	Denmark
Yahoo! Norway AS	Norway
Yahoo Sverige AB	Sweden
Yahoo! Switzerland GmbH	Switzerland
Yahoo! Iberia SL	Spain
Yahoo! Netherlands BV	Netherlands
Kelkoo Holdings SAS	France
Yahoo! PTE Ltd	Singapore
Yahoo! Korea Corporation	Korea	67%
Yahoo! Holdings (Hong Kong) Ltd.	Hong Kong
Yahoo! Australia & NZ Pty Ltd	Australia
Yahoo! (Shanghai) International Technology Co. Ltd.	China
Beijing Yahoo! Consulting and Service Co., Ltd.	China
Yalge Network	Korea	25%
Yahoo! Japan Corporation	Japan	33%
Y! Custom Solutions	Korea
Yahoo Web Services India Private Limited	India
Yahoo! Software Development India Private Limited	India
Yahoo! Taiwan Inc.	Taiwan
Sold.com.au Pty Limited	Australia
3721 Network Software Company Limited	Hong Kong
Yahoo de Mexico, SA de CV	Mexico
Yahoo! do Brasil Internet Ltda	Brazil
Yahoo! de Argentina SRL	Argentina
Yahoo! Canada Co.	Canada
Yahoo! Europe International LLC	Cayman Islands
Yahoo! International Holdings LLC	Cayman Islands
Yahoo! Cayman Islands (Asia) Holdings Limited	Cayman Islands
Kimo.com (Cayman) Corporation	Cayman Islands
Yahoo! Asia (China) Holdings Limited	British Virgin Islands
Yahoo! China Holding Company Limited	British Virgin Islands
GeoCities Canada	Canada
eGroups International Ltda.	Brazil
eGroups International (Thailand) Company Limited	Thailand
eGroups Europe GmbH	Germany
Launch Media Limited	UK
Inktomi Limited	UK
Inktomi Japan KK	Japan

Inktomi Korea Corporation	Korea
Inktomi Australia Pty Limited	Australia
Inktomi Canada Corporation	Canada
Inktomi SAS	France
HotJobs Canada Inc.	Canada
HotJobs.com Australia Pty Ltd.	Australia
Resumix Limited	UK
Overture Services Limited	UK
Overture Services Europe, Ltd.	Cayman Islands
Overture Services IP (Cayman) Ltd.	Cayman Islands
Overture Search Services (Ireland) Limited	Ireland
Overture Search Services Holdco (Ireland) Limited	Cayman Islands
Overture Search Services Asia, Limited	Ireland
Overture Services Europe BV	Netherlands
Overture Services GmbH	Germany
Overture Services (Canada) Inc.	Canada
Overture Spain S.L.	Spain
Overture Services, SRL	Italy
Overture Services YH	Korea
Overture K.K.	Japan
Overture Services Japan Y.K.	Japan
Overture Services Norway AS	Norway
Overture Server Services Limited	Ireland
Overture Marketing Services Limited	Ireland
Overture Services Australia Pty, Ltd.	Australia
Overture Search Services Pty, Ltd.	India
Overture Services Canada Corp.	Canada
Overture S.A.R.L.	France
Overture International Inc.	Nevis
Overture Holdings Limited	Ireland
Overture do Brasil Servicos de Busca na Internet Ltda	Brazil
Alta Vista Internet Solutions	Ireland
Alta Vista Internet Holdings Consolidated	Ireland
Alta Vista Internet Operations	Ireland
Kelkoo France SA	France
Kelkoo SL (Spain)	Spain
Kelkoo Ltd (UK)	UK
Kelkoo srl (Italy)	Italy
Kelkoo (AS) Norway	Norway
Kelkoo NL BV (koopwitjzer)	Netherlands
Kelkoo AB Sweden	Sweden
Kelkoo Holdings BV (NL)	Netherlands
Kelkoo AS (Denmark)	Denmark
Kelkoo GmbH (Germany)	Germany
Zoomit France	France
Farechase Israel Ltd.	Israel
InterChina Network Software (Beijing) Co Ltd	China
InterChina Network Software (Beijing) Co Ltd Branch	China
3721 Information Technology (Beijing) Co Ltd	China

China Online Auctions Ltd	Cayman Islands	67%
Beijing Sinya Online Information Technology Ltd.	China	67%
Yahoo! International Branch Holdings, Inc.	California
Yahoo! International Subsidiary Holdings, Inc.	California
Yahoo! Europe International LLC	Delaware	70%
Yahoo! International Acquisition Holdings, Inc.	Delaware
Indigo Acquisition Corporation	California
Broadcast.com Inc.	Delaware
Y! San Diego Corp.	California
Innovative Systems Services Group, Inc.	California
Arthas.com, Inc.	Delaware
VivaSmart, Inc.	Delaware
eGroups, Inc.	Delaware
eGroups International, Inc.	Delaware
ONElist	California
Launch Media Inc.	Delaware
Ivy Acquisition Corp.	Georgia
HotJobs.com, Ltd.	Delaware
Resumix, Inc.	Delaware
Launch Networks, Inc.	Delaware
Launch Radio Networks, Inc.	Delaware
Yahoo! Realty Inc.	California
Ebert Acquisition Corp.	Delaware
Inktomi Corp.	Delaware
C2B Technologies, Inc.	Delaware
Impulse!Buy Network, Inc.	California
WebSpective Software	Delaware
Ultraseek Corporation	California
FastForward Networks, Inc.	Delaware
eScene Networks, Inc.	Delaware
Quiver Inc.	Delaware
Overture Services, Inc.	Delaware
Aurora I, LLC	Delaware
AV-RB Holdings, Inc.	Delaware
Shopping.com	California
Transium Corporation	Delaware
Keylime Software, Inc.	Delaware
Oddpost, Inc.	Delaware
FareChase, Inc.	Delaware
MusicMatch	Washington
Wuf Networks, Inc.	Delaware
Stata Laboratories, Inc.	Delaware
Stadeon, Inc.	Delaware

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  EXHIBIT 21.1